TERRASCEND EXECUTIVE EMPLOYMENT AGREEMENT

This Amended and Restated Employment Agreement (“Agreement”) signed as of October 31, 2026, amends and restates that certain Executive Employment Agreement (“Original Agreement”) made and effective as of May 16, 2022, by and between TerrAscend USA, Inc., a Delaware corporation (“TerrAscend” or the “Company”) and Lynn Gefen (“Employee”), residing at [***]. The Company and Employee are sometimes individually referred to as a “Party” and collectively as the “Parties.”

EXPLANATORY STATEMENT

WHEREAS, Employee has been employed by the Company since May 23, 2022 (“Effective Date”) as its Chief Legal Officer and Corporate Secretary and since November 12, 2024 as its Chief People Officer;

WHEREAS, the Parties desire to amend the Original Agreement to among other things, provide for certain enhanced provisions and otherwise on the terms set out herein; and

WHEREAS, the Company desires to be assured that Employee will maintain the Company’s proprietary and confidential information and will not share or disclose any trade secrets, confidential and/or proprietary information of the Company in violation of this Agreement.

NOW, THEREFORE, the Parties wishing to memorialize the terms and conditions of their agreement and in consideration of the foregoing and of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I EMPLOYMENT

1.1
At-Will Employment. Commencing on the Effective Date, the Company shall employ Employee on an at-will basis and Employee hereby accepts such at-will employment upon the terms and conditions set forth in this Agreement. As an at-will employee, Employee’s employment will have no specified period and may be terminated by Employee or the Company at any time, and for any reason, with or without notice.

ARTICLE II

DUTIES, RESPONSIBILITIES, LOCATION AND HOURS

2.1
Duties and Scope of Employment. Employee shall be employed by the Company in the exempt position of Chief People and Legal Officer, and Corporate Secretary and Employee shall perform such duties as are consistent with this position as may be assigned by Employee’s manager or his or her designee. During Employee’s employment with the Company, Employee shall diligently, to the best of Employee’s ability, and with all highest degree of good faith and loyalty, perform all such duties incident to the position and use best efforts to promote the interests of the Company.

2.2
Reporting Relationship. Employee will report to the President and Chief Executive Officer or to such other officer or employee as determined in the sole discretion of the Company.
2.3
Location of Employment. The Company currently has work sites in Pennsylvania, New Jersey, Maryland, California, Ohio and Canada. It is anticipated that Employee will be working primarily from a home office located in Connecticut (or such other location agreed to by the Company) but will be expected to travel temporarily to other TerrAscend facilities throughout the United States and potentially in Canada in order to perform duties.
2.4
Obligations to the Company. While employed by the Company, Employee shall devote Employee’s normal and regular business time and attention to the business of the Company. Employee shall not engage in any other business activities that is reasonably likely (a) to materially interfere with the reasonable performance of Employee’s duties and responsibilities under this Agreement, or (b) are competitive with the Business (as defined in Section 4.3) of the Company without the express written consent of the Company. Subject to any applicable restrictions concerning related party transactions and/or conflicts of interest, Employee is precluded from using Employee’s position with the Company or the Company’s relationship with its investors, partners, customers, vendors, suppliers and/or contractors (or that of its affiliates and/or related entities) for private gain or to obtain benefits for Employee or members of Employee’s family, or anyone else. Employee shall comply with the Company’s policies and rules, including the Company’s employee handbook, as they may be in effect from time to time during Employee’s employment with the Company.

2.5
No Conflicting Obligations. Employee has completely and fully disclosed to the Company any obligations, restriction, covenants, commitments, or agreements to which Employee may be bound, or the rights of any other person or entity, whether contractual or otherwise, that may be inconsistent with Employee’s obligations under this Agreement. Employee represents and warrants to the Company that (a) the Company has not made any representations, warranty or otherwise provided any advice, legal or otherwise, that Employee’s employment with the Company as contemplated by this Agreement will neither infringe on or violate any such obligations, restriction, covenants, commitments, agreements or rights, and (b) Employee has consulted with an attorney of Employee’s choice regarding the foregoing and has not relied on any inducements, promises, or representations regarding the foregoing from the Company, any of its affiliates or any of their respective representatives. Without limiting the foregoing, Employee shall not use or disclose any trade secrets or confidential information, or property belonging to any of Employee’s former employers or any other person or entity, without proper authorization from them. Additionally, the Company agrees that the existence of, or its receipt of, any notice, litigation or cause of action against or involving the Employee by any former employer of Employee relating to any such obligations, restriction, covenants, commitments, or agreements to which Employee may be bound, or the rights of any other person or entity, whether contractual or otherwise, that may be inconsistent with Employee’s obligations under this Agreement shall not be Cause for termination, as defined in Section 5.1(a), and shall not give rise to termination of Employee for Cause unless otherwise ordered by a court of competent jurisdiction.

ARTICLE III COMPENSATION AND BENEFITS

3.1
Compensation. In consideration of Employee’s employment with the Company, execution of this Agreement, and compliance with all terms and conditions set forth herein, the Company agrees to provide Employee the compensation and benefits set forth in this Article III of the Agreement.
(a)
Salary. Employee shall earn an annual base salary of US$ 425,000.00, less all applicable taxes and withholdings as required by law, and such other payroll deductions as are determined by Company policy or as Employee may approve from time-to-time (“Salary”), which shall be paid consistent with the Company’s ordinary and regular payroll practices and in accordance with applicable law. This position is classified as exempt under federal and state wage and hour laws, meaning that Employee will not be eligible for overtime pay. The Company reserves the right to modify Employee’s Salary in its sole discretion any time and in accordance with applicable law.
(b)
Annual Bonus. Beginning for the 2025 financial year, Employee will be eligible to participate in the Company’s annual performance bonus program (“Bonus Program”), as may be in effect from time to time, and shall be eligible for a bonus in the amount of 60% of Employee’s Salary on an annual basis under the Bonus Program. The objectives, terms, and conditions of the Bonus Program shall be determined in the sole discretion of the Company. The amount and frequency of any bonus payments shall be reviewed at least annually and determined in the sole discretion of the Company. The Company reserves the right, in its sole discretion, to suspend, revoke, or rescind the Bonus Program in part or in whole at any time. Except as otherwise provided in the Bonus Program or this Agreement, in order to receive payment of any bonus (or any portion thereof), Employee must be an employee of the Company on the date such bonus is paid, and Employee must not have given notice of the termination of Employee’s employment without Good Reason (as defined in Section 5.1(d) of this Agreement) or received notice of the termination for Cause of Employee’s employment by the Company.

(c)
Long Term Incentive (LTI). Beginning for the 2025 financial year, Employee shall be eligible to receive LTI in the form of Restricted Stock Units (“RSUs”) pursuant to the Company’s Share Unit Plan and as determined by the Company’s Board of Directors (“Board of Directors”) from time to time. In light of Employee’s role within the Company, Employee will be eligible for an LTI award with a value of up to 75% of Employee’s Salary in RSUs. Unless otherwise approved by the Board of Directors with respect to any individual grant, RSUs granted as LTI vest in equal increments (i.e., 25%) on the 12-month, 24-month, 36-month and 48-month anniversary dates of the grant date and will be granted in the first available open trading window in the year in which they are granted; provided, that, in the event Employee’s employment is terminated without Cause or due to Employee’s Disability (as defined in Section 5.1(e) of this Agreement) or death or Employee voluntarily terminates employment for Good Reason, any unvested RSUs shall vest pro rata through the date of such termination based on the number of months between the date of grant and the termination date relative to 48 months and provided further that, in the event of a Change of Control (as defined in Section 5.1(g) of this Agreement), the RSUs will become fully vested.

(d)
Stock Option Plan. During Employee’s employment, Employee may be granted options for shares of common stock of the Company (the “Option”), in accordance with the TerrAscend Stock Option Plan (“Stock Option Plan”), which shall be determined in the sole discretion of the Board of Directors. Pursuant to the terms of the Company’s then existing Stock Option Plan and upon approval by the Board of Directors and unless otherwise approved by the Board of Directors with respect to any individual grant, the Option will have the following terms and conditions, which shall be evidenced in an option grant agreement: (i) the exercise price (per share) for each share of common stock of the Company associated with the Option will be equal to the fair market value of the share on the date of grant; (ii) unless otherwise described in Employee’s option grant agreement, the Option will vest in equal increments (i.e., 25%) on the 12-month, 24-month, 36-month and 48-month anniversary dates of the grant date; provided that Employee is employed by the Company on each of the corresponding dates; provided further, that, in the event of Employee’s employment is terminated without Cause or due to Employee’s Disability (as defined in Section 5.1(e) of this Agreement) or death or Employee voluntarily terminates employment for Good Reason, the unvested portion of the Option shall vest pro rata through the date of such termination based on the number of months between the date of grant and the termination date relative to 48 months; and provided further that, in the event of a Change of Control (as defined in Section 5.1(g) of this Agreement), the Option will become fully vested and exercisable; (iii) unless otherwise described in Employee’s option grant agreement, the Option will be handled as defined in the Stock Option Plan and (iv) the Option will expire ten (10) years from the date of grant. By signing this Agreement, Employee agrees to only purchase or sell Company stock in compliance with the Company’s then existing policies, procedures, and black-out periods, and other terms and conditions as established by the Stock Option Plan and Employee’s option grant agreement. If there is any discrepancy between the description of the Stock Option Plan in this Section and the Stock Option Plan document, the Stock Option Plan document will control.
3.2
Benefits. During Employee’s employment with the Company, Employee shall be entitled to participate in all employee benefit plans, practices, and programs maintained by the Company, as in effect from time to time (collectively, “Employee Benefit Plans”), on a basis which is no less favorable than is provided to other similarly situated employees of the Company, to the extent consistent with applicable law and the terms of the applicable Employee Benefit Plans. The Company reserves the right to amend or terminate any Employee Benefit Plans, at any time in its sole discretion, subject to the terms of such Employee Benefit Plan and applicable law.
3.3
Paid Time Off. Employee will receive paid time off (“PTO”) in accordance with policies offered by the Company (including vacation, sick, personal time off and company holidays), on a basis which is no less favorable than is provided to other similarly situated employees of the Company, which shall be taken in accordance with Company policies as in effect from time to time, which may be modified in the sole discretion of the Company, and applicable law. The Company will additionally provide Employee with any paid or unpaid leave and any other benefits to which Employee is entitled and eligible to receive under applicable federal, state, and or local law.
3.4
General Business Expenses. Employee shall be reimbursed for reasonable, necessary, and authorized travel and other business expenses in connection with Employee’s duties for the Company, pursuant to and consistent with the Company’s policies and procedures, as may be modified from time to-time in the sole discretion of the Company. The Company shall reimburse Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation in accordance with the Company’s policy and procedure.

ARTICLE IV

CONFIDENTIALITY; RESTRICTIVE COVENANTS; AND ASSIGNMENT OF INVENTIONS

4.1
Confidentiality. The Employee understands and acknowledges that during Employee’s employment with the Company, Employee will be exposed to Confidential Information (defined below) concerning the business or affairs of the Company that is proprietary and which rightfully belongs to the Company. Employee further understands and acknowledges that this Confidential Information and the Company’s ability to reserve it for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company, and that improper use or disclosure of the Confidential Information by Employee might cause the Company to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages and criminal penalties. Employee will not use for Employee’s own benefit, either directly or indirectly, or disclose any such Confidential information, at any time, either during or after Employee’s employment with the Company, to any other person, other than the Company or its employees, without the prior written consent or authorization of the Company. Employee shall take all reasonable steps to safeguard such Confidential Information and to protect such information against disclosure, misuse, loss and theft. Employee’s obligations under this Section 4.1 with respect to any specific Confidential Information shall cease when that specific portion of the Confidential Information becomes generally known to the public or the relevant trade or industry other than as a result of the Employee’s actions or omissions. In the event Employee is required by law to make any disclosure of Confidential Information, Employee shall promptly notify the Company, in writing, of the basis for the extent of the required disclosure and shall cooperate with the Company to preserve in full confidentiality of all Confidential Information and other proprietary rights.

The term “Confidential information” means any confidential or proprietary information of the Company, its affiliates, and/or its related entities, that is not generally known to the public or in the relevant trade or industry, which was obtained from the Company, its affiliates, and/or its related entities, or which was learned, discovered, developed, conceived, originated or prepared during or in the course of the performance of any services by Employee on behalf of the Company, its affiliates, and/or or any of its related entities, whether in physical or electronic form or any other medium, and which falls within the following categories: (i) trade secrets of the Company, any affiliate, and/or any related entity; (ii) trade secrets of any investor, partner, or customer of the Company, any affiliate, and/or related entity, which was obtained pursuant to a confidentiality agreement; (iii) information that relates to existing or contemplated products, services, distribution, agreements, proposals, manuals, technology, designs, processes, formulae, algorithms and research or product developments of the Company, any affiliate, and/or any related entity or of any customer, investor, or partner of the Company, any affiliate, and/or related entity; (iv) information relating to business plans, pricing, sales and marketing methods and data, methods of doing business, financial or personnel information, customer lists, customer usages and/or requirements, supplier information of the Company, any affiliate, and/or related entity or of any customer, investor, or partner of the Company, any affiliate, and/or related entity; (v) information relating to proposals, contracts, content strategies, content performance analytics, of the Company, any affiliate, or any related entity, or of any customer, investor, or partner of the Company, any affiliate, and/or related entity; and (vi) any other confidential information which the Company, any affiliate, and/or related entity, or of any customer, investor, or partner of the Company, any affiliate, and/or related entity have protected by patent, patent applications, copyright or by keeping it secret and confidential.

Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required or permitted by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. Nothing in this section is intended to waive, restrict, or limit Employee’s rights, communications, or actions that cannot be waived by agreement, including, but not limited to any nonwaivable rights that Employee may have under the National Labor Relations Act or concerning communications with fair employment practices agencies.

4.2
DTSA Notice. Pursuant to the Federal Defend Trade Secrets Act of 2016 (“DTSA”), an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

4.3
Restrictive Covenants.
(a)
Non-Competition. Unless prohibited by law, during Employee’s employment with the Company and for a period of twelve (12) months after the cessation of Employee’s employment with the Company, for whatever reason, Employee shall not, directly or indirectly, participate in any Restricted Activity (defined below) within the Restricted Territory (defined below).

(i)
For purposes of this Agreement, “Restricted Territory” means the Territories in which TerrAscend operates.

(ii)
For purposes of this Agreement, “Business of the Company” means the business of the cultivation, extraction, processing or formulation of cannabinoid-containing products, and/or the development or commercialization of any technologies for use in the same or services, businesses, or products currently in competition with the Company.

(iii)
For purposes of this Agreement, “Restricted Activity” means, either directly or indirectly, owning, managing, engaging in, operating, controlling, working for, consulting with, rendering services to, doing business with, maintaining any interest in or participating in the ownership, management, operations or control of, any business, in whatever form, which competes with the Business of the Company (a “Competing Business”), where (A) Employee is acting in the same or similar capacity that he acted with the Company for a Competing Business; (B) Employee is performing the same or similar duties and responsibilities as Employee performed with the Company for a

Competing Business; (C) Employee is sharing Confidential Information with a Competing Business or utilizing Confidential Information for the benefit of a Competing Business; or (D) Employee is soliciting the Company’s customers or other protected business relationships for purposes of seeking to induce such customers to alter or end their relationship with the Company. For the avoidance of doubt, it is understood by the Parties that a Competing Business is a person, business entity or organization that is in the business of or is engaged, in whole or in part, either alone or together with its affiliates or related entities, in the business of the cultivation, extraction, processing or formulation of cannabinoid-containing products, and/or the development or commercialization of any technologies for use in the same. Notwithstanding the foregoing, Employee may make passive investments in publicly traded entities not to exceed one percent (1%) of the outstanding voting securities of such public entity.

(iv)
As used herein, “competes with” means selling, soliciting, marketing or otherwise making available any product, program, process, system or service for any person or entity other than for the Company, which is the same as or similar to or is in competition with, or has a use allied to, or may be substituted for or supplied by, any product, program, process, system or service of the Company, whether in existence or under development during Employee’s employment with the Company, or about which Employee acquired Confidential Information (as defined above in Section 4.1) during Employee’s employment with the Company.

(b)
Non-Solicitation of Customers and Employees. During Employee’s employment with the Company and for a period of twelve (12) months after the cessation of Employee’s employment with the Company, for whatever reason, Employee agrees not to, directly or indirectly, call upon, accept business from, or deal with any of the customers of Company with whom Employee had contact or about whom Employee obtained Confidential Information during Employee’s employment with the Company for the purpose of inducing said customer to alter or end its relationship with the Company or to do business with a person or entity that is a Competing Business or preparing to compete against the Company. In addition, for the same period of time, Employee agrees not to, directly or indirectly, solicit, recruit, or attempt to solicit any employee, agent, consultant or independent contractor, member, officer or agent of the Company to alter or terminate his/her/its employment or other relationship with the Company or breach any agreement with or obligation owed to the Company.
(c)
Extension of Restraints. If Employee violates any restraints specified in this Agreement, whether or not there is litigation relating to such violation, Employee agrees that the period of the restraint shall automatically be extended for the period of the violation. Employee understands that the purpose of this Section 4.3(c) is to give the Company the protection of the restraint for the full agreed upon duration.

(d)
Adjustment of Restraints. In the event that any one (1) or more of the provisions of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remainder hereof shall not, in any way, be affected or impaired thereby, and any such provision or provisions shall be enforced to the fullest extent permitted by law. Moreover, if any one (1) or more of the provisions contained in this Agreement is held to be excessively broad as to duration, scope, activity or subject (including, but not limited to, the restrictive covenants contained in this Agreement), such provisions will be construed by excising, limiting, and/or reducing them so that this Agreement is enforceable to the maximum extent compatible with applicable law.

(e)
Employee Acknowledgments, Representations, and Warranties. For purposes of Article IV, Employee warrants, acknowledges, and agrees that (i) the Company has expended substantial resources in the development of near permanent relationships with its customers and that Employee would not have contact with those customers but for Employee’s employment at the Company, (ii) the Company has a protectable interest in its customers and other Confidential Information, (iii) the post-employment restrictions contained in this Agreement are necessary to protect the Company, they are reasonable and narrowly tailored, and they do not restrict Employee’s ability to obtain employment or earn a living following Employee’s employment with the Company, (iv) Employee willing, voluntarily, and knowingly is entering into this Agreement subject to the reasonable, post-employment restrictions contained in this Agreement, (v) entering into this Agreement does not constitute a breach of any contract or legal obligation with or to any third party, and (vi) Employee has disclosed to the Company any existing restrictions or other legal restrictions that may impact Employee’s ability to provide services to the Company.

(f)
Remedies. Employee agrees that if Employee violates any provision of this Agreement, the Company will suffer immediate and irreparable injury for which it has no adequate remedy at law. If Employee violates any of such provisions, Employee agrees that in addition to any other remedies that may apply, Employee’s strict compliance with this Agreement should be ordered by a court of competent jurisdiction, and the Company is therefore entitled to emergency, preliminary, and final injunctive relief to enforce this Agreement. The Company’s remedies for breach of this Agreement are cumulative and pursuit of one (1) remedy shall not exclude any other remedy.

(g)
No Reliance. Employee acknowledges that Employee has read this Agreement carefully and understands its meaning and consequences, and that Employee has not relied on any oral or written statement or representation made by anyone relating to the terms of Employee’s employment, other than as set forth in this Agreement. Employee further declares that Employee has had the opportunity to have the contents of this Agreement fully explained to Employee by the legal counsel of Employee’s own selection and has acted voluntarily and of Employee’s own free will in executing this Agreement.
(h)
Employee Acknowledges Sufficient Consideration. Employee acknowledges and agrees that employment with the Company constitutes sufficient consideration for Employee’s promises, duties, obligations and responsibilities hereunder and, further, that the compensation, Option, benefits, severance and other consideration described in this Agreement constitutes consideration to which Employee is not otherwise entitled to receive if Employee did not enter into the Agreement.
(i)
Notice to Subsequent Employers. Before Employee is hired or engaged by any other person or entity that performs services that are the same as or are similar to the Company’s services (“Similar Services”), Employee shall provide a complete copy of this Agreement to the person or entity to or for which or whom Employee intends to provide services. Employee hereby authorizes the Company to provide a copy of this Agreement to any person or entity providing Similar Services that the Company believes may hire or engage Employee.

4.4
Assignment of Inventions. All inventions, modifications, alterations, enhancements, betterments, ideas, designs, techniques, know-how or discoveries which are the result, directly or indirectly, from Employee’s employment and/or affiliation with the Company and/or the Employee’s access to Confidential Information (collectively “Inventions”) shall be the sole and exclusive property of the Company and are considered a “work made for hire" for the purposes of the Company’s rights under copyright and other laws. All copyrights, patents, trade secrets, or other intellectual property rights associated with any Inventions, processes, or works of authorship developed or created by Employee during the course of performing Company work (collectively, “Work Product”) shall belong exclusively to the Company and shall, to the extent possible, be considered a “work made for hire.” Employee automatically assigns to the Company, at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest Employee may have in such Work Product, including any copyrights or other intellectual property rights pertaining thereto. Upon request of the Company, and at its sole expense, Employee shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.
4.5
Personal Electronic Equipment. Employee acknowledges that, in the performance of services for the Company, Employee may use electronic equipment such as a laptop computer, cell phone, or other electronic device that is owned by Employee (collectively, “Personal Electronic Equipment”). Employee acknowledges that all Company information that may become contained on the Personal Electronic Equipment is the sole and exclusive property of the Company. Employee agrees that the Company has the right to access such Company information, at any time, to inspect and/or recover any Company information stored thereon. Employee acknowledges and agrees that Company is not liable for any damage caused to the Personal Electronic Equipment while in its possession or for damaging or deleting any personal Employee information contained thereon.

Employee shall abide by all Company policies and procedures concerning device usage, maintenance, and protection, including, but not limited to preservation of Confidential Information on such devices. Employee agrees to use Company-owned equipment, records, and materials for purposes of Company business only, and to protect them against unauthorized or accidental access, use, modification, destruction, loss, theft or disclosure. Employee agrees to continue to protect the privacy of sensitive, proprietary, and/or Confidential Information. Employee will not leave such sensitive documents in common areas and will take reasonable steps to ensure confidentiality when discussing sensitive information on phone calls or in virtual meetings. Employee agrees and understands that Company equipment and devices are being provided to Employee for business purposes only. Any incidental personal use of Company-owned equipment should not interfere with the use of the equipment for Company business. Employee agrees to immediately report to their supervisor any instances of loss, damage, or unauthorized access.

4.6
Return of Company Property. Immediately on the effective date of Employee’s termination of employment with the Company, for any reason, or at any time upon request of the Company, Employee shall return all property in Employee’s possession belonging to the Company, whether tangible or intangible, including, but not limited to, all physical and electronically stored data, emails, keys, credit cards, equipment, computers, Confidential Information, tablets, cell phones, vehicles, books, records, customer information, programs and data compilation, contracts, communications and other materials belonging to the Company, including any Company information stored on Employee’s Personal Electronic Equipment.
4.7
Non-Disparagement. During Employee’s employment with the Company and at all times thereafter, Employee shall not divulge, disclose, or communicate to others, in any manner whatsoever, information or statements that disparage or are intended to disparage the Company, including its officers, directors, shareholders, employees, and agents, and its/his/her/their business reputation. Notwithstanding the foregoing, nothing in this Agreement is intended to waive, restrict, or limit Employee’s rights, communications, or actions that cannot be waived by agreement, including, but not limited to, Employee’s rights under the National Labor Relations Act, the right to disclose information about unlawful acts in the workplace, including, but not limited to, sexual harassment, the right to testify in an administrative, legislative, or judicial proceeding about alleged sexual harassment, or alleged criminal conduct by another party, including the Company, its agents, or employees, if and when Employee has been required or requested to attend the proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature, and the right to make disclosures to or comply with proceedings before the Equal Employment Opportunity Commission, or any other federal, state, or local fair employment practices agency, or pursuant to a valid order of a court of competent jurisdiction; provided that, such compliance does not exceed that required by the law, regulation, or order. Nothing in this Agreement prohibits or restricts Employee from initiating communications directly with, responding to an inquiry from, or providing testimony before the Securities and Exchange Commission (SEC), or any other self-regulatory organization, or any other federal or state regulatory authority.

ARTICLE V

TERMINATION, CHANGE OF CONTROL AND SEVERANCE

5.1
Termination of Employment.

(a)
Termination for Cause. The Company shall have the right to terminate Employee’s employment, at any time, for Cause (as defined below) by giving Employee written notice of the effective date of such termination. In the event of such termination for Cause, Employee shall be entitled to receive Employee’s Salary accrued and unpaid through the date of termination, together with all accrued and unpaid PTO, and expenses reimbursable pursuant to this Agreement (herein, “Earned Pay”). The Earned Pay shall be paid in accordance with the Company’s applicable policies and applicable law. Any vested benefits to which Employee is entitled under the Employee Benefit Plans and vested RSUs and options shall be paid in accordance with the terms of the governing plan documents and agreements. For purposes of this Agreement only, the term “Cause” means any of the following: (i) Employee materially breaches any fiduciary duty owed to the Company or its affiliates, including the duty of loyalty which has not been cured within ten (10) calendar days of written notice to the Employee; (ii) Employee fails to comply with any valid and legal directive of the Company that is material and is consistent with Employee’s obligations under this Agreement, which has not been complied with within ten (10) calendar days of written notice to Employee of such noncompliance; (iii) Employee is convicted of or pleads guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude or that results in material, reputational, or financial harm to the Company, its agents, representatives, or its affiliates; (iv) Employee engages in any act or omission that constitutes a material breach by Employee of any of Employee’s duties, responsibilities, and obligations under this Agreement, or any material written policy (as they may be in effect from time to time during Employee’s employment) of the Company or any of its affiliates, assuming such obligations are lawful, which has not been cured within ten (10) calendar days of written notice to the Employee; (v) Employee commits an act which negatively impacts, in a material way, the Company or its employees including, but not limited to, engaging in competition with the Company, disclosing confidential information or engaging in sexual harassment or discrimination in violation of Company policies; or (vi) Employee engages in the unauthorized disclosure of Confidential Information of the Company. For purposes of this definition of “Cause,” an act or failure to act shall not be deemed willful or intentional unless Employee acted (or failed to act) in bad faith or without a reasonable belief that Employee’s action or omission was in the best interest of the Company. For avoidance of doubt, Employee’s failure to meet performance goals or objectives, by itself, shall not constitute Cause. In all instances, the Company’s CEO, in consultation with the Company’s legal counsel and the Board of Directors as appropriate, shall determine, in good faith, whether Cause exists for purposes of this Agreement and whether Employee’s employment shall be terminated for Cause. The Company’s CEO shall have the authority to waive the consequences under this Agreement of the existence or occurrence of any events, acts, or omissions that constitute Cause.

(b)
Termination without Cause. Notwithstanding anything to the contrary in this Agreement, the Company may, at any time, terminate Employee’s employment without Cause (as defined above) by giving Employee at least thirty (30) days prior written notice of the effective date of Employee’s termination. In the event of such termination of employment without Cause, Employee shall be entitled to receive (i) Earned Pay, (ii) severance benefits, which shall consist of an after-tax, lump sum payment equal to the Company’s share of Employee’s medical coverage under the Company’s group health plan, measured as if Employee properly and timely elected continuation coverage as prescribed by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for the Severance Period (defined in Section 5.2 below) (the “COBRA Cash Stipend”), (iii) severance pay, which shall be equal to Employee’s Salary for the Severance Period (as defined in Section 5.2), payable in regular installments in accordance with the Company’s standard payroll practices (“Severance Pay”), and (iv) the Employee’s full bonus (cash or equivalent) for the prior calendar year if it has not yet been paid and the Employee’s full bonus (cash or equivalent) for the current calendar year. The Company shall commence payment of Severance Pay and shall pay the COBRA Cash Stipend and bonuses within sixty (60) days of Employee’s termination of employment; provided, that Employee has executed, delivered, and not revoked the Waiver and General Release described in Section 5.3 of this Agreement. In the event the sixty (60) day time period spans two (2) calendar years, payment will begin or be made, as applicable, in the second calendar year. The first payment of the Severance Pay shall include any installments to which Employee would have been entitled had payments commenced upon the date of Employee’s termination of employment. The Earned Pay shall be paid in accordance with the Company’s applicable policies and applicable law. Any vested benefits to which Employee is entitled under the Employee Benefit Plans and vested RSUs and options shall be paid in accordance with the terms of the governing plan documents and agreements. Employee must satisfy, at all times, the conditions described in Section 5.3, Section 5.4, Article IV and Article VI to receive the COBRA Cash Stipend and continue to receive

Severance Pay under this Section 5.1(b) following Employee’s termination of employment. If, during the Severance Period, Employee engages in any Restricted Activity with any Competing Business, Employee shall notify the Company in writing no later than five (5) business days from the date Employee has commenced such Restricted Activity (“Commencement Date”). Further, upon determination by a court of competent jurisdiction that Employee has violated the restrictive covenants set forth in Article IV, Employee shall repay all Severance Pay paid to Employee following the cessation of Employee’s employment with the Company.

(c)
Termination on Account of Resignation. Employee may, at any time, terminate Employee’s employment by voluntary resignation by giving the Company at least thirty (30) days prior written notice of the effective date of such termination. In the event of Employee’s termination of employment due to voluntary resignation not covered by Section 5.1(d), neither the COBRA Cash Stipend nor the Severance Pay shall be provided under this Agreement and all rights, duties, and obligations of the Parties under this Agreement, other than those obligations expressed in Article IV and Article VI, and Employee’s right to receive Earned Pay, vested benefits under any Employee Benefit Plans and vested RSUs and options, shall cease as of the employment termination date. The Earned Pay shall be paid in accordance with the Company’s applicable policies and applicable law. Any vested benefits to which Employee is entitled under the Employee Benefit Plans and vested RSUs and options shall be paid in accordance with the terms of the governing plan documents and agreements.

(d)
Termination on Account of Resignation with Good Reason. Employee shall have the right to terminate Employee’s employment by voluntary resignation with Good Reason. The term “Good Reason” means any one (1) or more of the following events that occurs without the prior written consent of Employee: (i) a material diminution in Employee’s Salary; (ii) a demotion, or change in reporting relationship of Employee to someone other than the Company’s Executive Chairman, Chief Executive Officer or a member of the Board of Directors, and in the event of a Change of Control to an individual in the respective positions employed by an entity other than the acquiror, or one that results in a material diminution of Employee’s authority, duties, or responsibilities; or (iii) Employee is notified by the Company that she is required to relocate to a place more than 25 miles from her current place of employment in Connecticut, or (iv) any other action or inaction that constitutes a material breach by the Company of the terms of this Agreement. To qualify as a voluntary resignation with “Good Reason,” Employee shall provide the Company with notice of the existence of the event described above within ninety (90) days of the initial existence of such event, and the Company shall have thirty (30) days to remedy the event measured from the date it received Employee’s notice. If the event that qualifies as Good Reason is not cured and the Employee resigns within six (6) months of the initial existence of such Good Reason event, then Employee’s voluntary resignation shall be treated in all respects as an involuntary termination of employment without Cause by the Company of Employee’s employment under Section 5.1(b), and the COBRA Cash Stipend and Severance Pay provided in connection with an involuntary termination without Cause (together with the conditions described in Section 5.3, Section 5.4, Article IV and Article VI) shall apply.

(e)
Termination on Account of Disability. If Employee is determined to have a “Disability” (defined herein) and ceases active employment with the Company, Employee shall be entitled to receive

Employee’s Salary and to continue to participate in the Employee Benefit Plans described in Section 3.2, as in effect with respect to Employee immediately prior to such cessation of active employment, for six (6) months (or, if less, until Employee is able to return to active employment with the Company). If Employee is unable to return to active employment with the Company at the completion of that six (6) month period, the Company may elect to terminate Employee’s employment by sending written notice of such election to Employee. In such event, the Company shall provide Employee Earned Pay, her pro rata bonus and the COBRA Cash Stipend for the same period as described in Section 5.1(b) (as if employment had been terminated involuntarily by the Company without Cause at the completion of such initial six (6) month period), but not the Severance Pay. The Earned Pay shall be paid in accordance with the Company’s applicable policies and applicable law. The COBRA Cash Stipend shall be paid within sixty (60) days of Employee’s termination of employment; provided, that Employee has executed, delivered, and not revoked the Waiver and General Release described in Section 5.3 of this Agreement. In the event the sixty (60) day time period spans two (2) calendar years, the COBRA Cash Stipend payment will be made in the second calendar year. Any vested benefits to which Employee is entitled under the Employee Benefit Plans and vested RSUs and options shall be paid in accordance with the terms of the governing plan documents and agreements. The term “Disability” shall mean Employee is unable to perform the essential functions of his position by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. Any determination of whether Employee has a Disability shall be based upon sufficient medical evidence from a physician selected by Employee (or Employee’s personal representative or guardian) for that purpose. If any question arises as to whether during any period Employee has a Disability, Employee shall, at the request of the Company, submit to the Company a certification, in reasonable detail by a physician selected by the Company to whom Employee (or Employee’s personal representative or guardian) has no reasonable objection, as to whether Employee has a Disability or how long the Disability will continue. Employee shall cooperate with any reasonable request of the physician in connection with such certification. If a question arises and Employee fails to submit such certification, the Company’s determination of such issue shall be binding on Employee. Nothing in this Section 5.1(e) shall be construed to waive Employee’s rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. §2601 et seq. and the Americans with Disabilities Act, 42 U.S.C. §12101 et seq.
(f)
Termination on Account of Death. In the event of Employee’s death while in the employ of the Company, the personal representative of Employee’s estate shall be entitled to receive Employee’s Earned Pay, pro-rated bonus, vested RSUs and any vested but unexercised options. The Earned Pay and pro-rated bonus shall be paid in accordance with the Company’s applicable policies and applicable law. Any vested benefits to which Employee is entitled under the Employee Benefit Plans and vested RSUs and options shall be paid in accordance with the terms of the governing plan documents and agreements. All other rights of Employee hereunder shall terminate as of such date of death.
(g)
Change of Control; Termination on Account of Change of Control. As set out above, in the event of a Change of Control, 100% of the Option and RSUs will become vested and exercisable. This provision supersedes any conflicting provisions relating to vesting upon a Change of Control stipulated in the Stock Option Plan and Share Unit Plan, respectively. In the event Employee’s employment is terminated without Cause or by Employee for Good Reason within 24 months following a Change of Control, Employee shall be entitled to receive (i) Earned Pay, (ii) two times (2x) the amount of Severance Pay, (iii) two times (2x) the amount of the COBRA Cash Stipend and (iv) the Employee’s full bonus for the prior calendar year if it has not yet been paid and the Employee’s full bonus for the current calendar year. ((ii) – (iv) collectively, the “Change of Control Severance Pay”). The Change of Control Severance Pay shall be paid in a lump sum payment within sixty (60) days of Employee’s termination of employment; provided, that Employee has executed, delivered, and not revoked the Waiver and General Release described in Section 5.3 of this Agreement. In the event the sixty (60) day time period spans two (2) calendar years, the lump sum payment will be made in the second calendar year. The Earned Pay shall be paid in accordance with the Company’s applicable policies and applicable law. Any vested benefits to which Employee is entitled under the Employee Benefit Plans and vested RSUs and options shall be paid in accordance with the terms of the governing plan documents and agreements. Employee must satisfy, at all times, the conditions described in Section 5.3, Section 5.4, Article IV and Article VI to receive the Change of Control Severance Pay following Employee’s termination of employment. Further, upon determination by a court of competent jurisdiction that Employee has violated the restrictive covenants set forth in Article IV, Employee shall repay all Severance Pay paid to Employee following the cessation of Employee’s employment with the Company.

For purposes of this Agreement only, the term “Change of Control” shall be defined as (i) the acquisition of a sufficient number of voting securities in the capital of the Company so that the acquiror, together with Persons acting jointly or in concert with the acquiror, becomes entitled, directly or indirectly, to exercise more than 50% of the voting rights attaching to the outstanding voting securities in the capital of the Company (provided that, prior to the acquisition, the acquiror was not entitled to exercise more than 50% of the voting rights attaching to the outstanding voting securities in the capital of the Company); (ii) the completion of a consolidation, merger, arrangement or amalgamation of the Company with or into any other entity whereby the voting securityholders of the Company immediately prior to the consolidation, merger, arrangement or amalgamation receive less than 50% of the voting rights attaching to the outstanding voting securities of the consolidated, merged, arranged or amalgamated entity; or (iii) the completion of a sale whereby all or substantially all of the Company’s undertakings and assets become the property of any other entity and the voting securityholders of the Company immediately prior to the sale hold less than 50% of the voting rights attaching to the outstanding voting securities of that other entity immediately following that sale.

For purposes of this Agreement only, the term “Person” will be broadly interpreted and includes (i) a natural person, whether acting in his or her own capacity, or in his or her capacity as executor, administrator, estate trustee, trustee or personal or legal representative, and the heirs, executors, administrators, estate trustees, trustees or other personal or legal representatives of a natural person; (ii) a corporation or a company of any kind, a partnership of any kind, a sole proprietorship, a trust, a joint venture, an association, an unincorporated association, an unincorporated syndicate, an unincorporated organization or any other association, organization or entity of any kind; and (iii) a governmental authority.

5.2
Severance Period. The term “Severance Period” means 12 months.

5.3
Waiver and Release. A condition precedent to (a) the payment of the COBRA Cash Stipend and

(b) the commencement and continued receipt of Severance Pay, which shall be payable pursuant to

Section 5.1(b), Section 5.1(d), Section 5.1(e) or Section 5.1(g), as applicable, shall be the execution by Employee of a waiver and general release of all claims, which is not revoked during the revocation period. Such waiver and general release of all claims shall be in a form and substance as reasonably required by Company. The failure of Employee to execute the Waiver and General Release (or any revocation during the revocation period) shall relieve the Company of all obligations to pay the COBRA Cash Stipend and/or Severance Pay under Section 5.1(b), Section 5.1(d), Section 5.1(e) or Section 5.1(g) but shall not relieve Employee of Employee’s obligations under Article IV and Article VI herein.

5.4
Other Conditions on Severance Benefits and Pay.

Notwithstanding any other provision of this Agreement to the contrary, Employee shall not continue to be eligible for health and welfare benefit plan coverage (other than the right to elect continuation coverage under COBRA or similar state continuation coverage laws) after Employee’s termination of employment. In the event Employee properly and timely elects continuation coverage under COBRA, Employee shall be required to pay such portion of the cost of such continuation coverage, as is paid by other similarly situated active executives.

ARTICLE VI COOPERATION

6.1
Cooperation. The Parties agree that certain matters in which Employee will be involved during Employee’s employment with Company may necessitate Employee’s cooperation in the future. Accordingly, following Employee’s termination of employment for any reason, to the extent reasonably requested by the Company and provided that advanced notice is given and is coordinated to the extent possible with Employee, Employee shall cooperate with the Company in connection with internal investigations, third party investigations, investigations by governmental agencies, claims made by third parties, litigation, arbitration, meditation and all other matters related to the Company, in which Employee has personal knowledge; provided that, Company shall make reasonable efforts to minimize disruption of Employee’s personal and professional activities. Company shall reimburse Employee for reasonable expenses incurred in connection with such cooperation (e.g., airfare, lodging, rental car, mileage, meals, etc.).

ARTICLE VII GENERAL PROVISIONS

7.1
Severability and Modification by Court. If any term or provision of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair, or invalidate the remainder of this Agreement, but shall be confined in its operation to the provisions of this Agreement directly involved in the controversy in which such judgment shall have been rendered. Notwithstanding the above, in the event any provision as presently set forth is determined to be invalid by a court of competent jurisdiction, the Parties agree that this Agreement shall be appropriately modified by the court so that each and every provision of this Agreement is enforceable to the maximum extent permitted by law.
7.2
Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.
7.3
Survival and Assignability. The provisions of this Agreement that would naturally survive the termination of Employee’s employment with the Company shall survive such termination and shall continue in full force and effect. This Agreement is personal to Employee and may not be assigned by Employee. The Company may assign this Agreement to, and it shall be enforceable by, any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company.
7.4
Notices. Any notices required under this Agreement shall be sent by personal delivery, registered or certified mail, electronic mail or overnight carrier to: (i) the Company, at TerrAscend, 500 Paterson Plank Rd, STE 31065, Union City, NJ 07087 and to legal@terrascend.com; (ii) the Employee, to his home mailing address and email address on file.
7.5
Entire Agreement. Employee hereby ratifies, accepts, and agrees to the terms of this Agreement, and acknowledges receipt of a copy hereof. The Parties to this Agreement mutually agree that it shall be binding upon them, their heirs, executors, administrators, personal representatives, successors and assigns; that the provisions hereof shall survive this Agreement and shall not be merged into its performance. This Agreement constitutes the final, complete, and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes and merges all prior agreements or discussions with the Company on this subject matter. Any modification, amendment, or addenda to this Agreement shall be null, void, and unenforceable unless made in a writing that makes specific reference to the section of this Agreement being amended and executed by both Parties.
7.6
Governing Law. This Agreement, for all purposes, shall be construed in accordance with the laws of Pennsylvania without regard to conflicts of law principles.
7.7
Controversies Arising Out of Agreement. The Parties agree that any judicially cognizable controversy or claim arising out of or relating to this Agreement, or its breach shall be resolved through a confidential and binding arbitration before a single neutral arbitrator in Pennsylvania in accordance with the Employment Arbitration Rules & Procedures of the Judicial Arbitration and Mediation Services (“JAMS”), except as otherwise set forth below. The JAMS rules and procedures may be found online at https://www.jamsadr.com/rules-employment-arbitration/. The arbitrator may grant any remedy or relief that the arbitrator deems just and equitable under the law, including, but not limited to, any remedy or relief that would have been available to the Parties had the matter been heard in court. Both Employee and the Company expressly waive their right to a jury trial. This Section 7.7 is intended to be the exclusive method for resolving any and all claims by the Parties against each other for payment of damages under this Agreement or relating to Employee’s employment. Nothing in this Agreement shall restrict or limit Employee’s rights that cannot be waived by agreement, including any nonwaivable right to file or participate in a complaint or investigation by a law enforcement or government agency. This Agreement shall not limit either Party’s right to obtain a provisional remedy from any court of competent jurisdiction as may be necessary to protect their rights and interests pending the outcome of arbitration, including without limitation injunctive relief, in any court of competent jurisdiction. Seeking any such relief shall not be deemed to be a waiver of such Party’s right to compel arbitration. The prevailing party shall be entitled to recover all fees and costs from the other party arising from any arbitration brought pursuant to this Section. All costs of the arbitration, including the JAMS’ administrative fees and the fee of the arbitrator, shall be borne by the Company.
7.8
Advice of Counsel. Each of the Parties to this Agreement warrants and represents that in executing this Agreement such Party was encouraged to, and provided ample time to, consult with an attorney of the Party’s choice. The Parties acknowledge and represent that, in executing this Agreement, they have not relied on any inducements, promises, or representations other than those matters expressly set forth in this Agreement.
7.9
Acknowledgement of Full Understanding. EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF EMPLOYEE'S CHOICE BEFORE SIGNING THIS AGREEMENT.
7.10
Code Section 409A.
(a)
The Parties agree that this Agreement and the benefits and rights to which Employee could become entitled under this Agreement are intended to be exempt from or, to the extent applicable, comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations and other guidance issued thereunder (collectively, “Code Section 409A”), and all provisions of this Agreement shall be interpreted, construed and administered in a manner consistent with this intent and the requirements for avoiding taxes or penalties under Code Section 409A. For purposes of this Agreement, phrases similar to “terminate employment” mean the date Employee ceases to be an employee of the Company and all members of the Company’s “controlled group of corporations” as described in Treasury Regulation Section 1.409A-1(h)(3). Notwithstanding the preceding sentence, Employee must incur a “separation from service” with the Company as that term is defined in Code Section 409A(a)(2)(A)(i) of the and in Treasury Regulation Section 1.409A-1(h), to terminate employment under this Agreement and receive Severance Pay. Further, for purposes of Code Section 409A, any installment payments or benefits provided under this Agreement shall be treated as separate payments. If Employee or the Company believes, at any time, that any benefit or right to which Employee could become entitled under this Agreement is not exempt from Code Section 409A and does not comply with Code Section 409A, Employee or the Company shall promptly advise the other Party and shall negotiate reasonably and in good faith to amend the terms of such arrangement such that it complies (with the most limited possible economic effect on Employee or the Company). In addition, the Company shall not take any action that would expose any payment or benefit to Employee under this Agreement or under any plan, arrangement or other agreement to the additional tax imposed under Code Section 409A, unless (i) the Company is obligated to take the action under an agreement, plan or arrangement to which Employee is a party; (ii) the Company advises Employee in writing that the action may result in the imposition of the additional tax; and (iii) Employee subsequently requests the action in a writing that acknowledges that Employee shall be responsible for any effect of the action under Code Section 409A. In no event whatsoever will the Company be liable for any additional tax, interest, or penalties that may be imposed on Employee under Code Section 409A or any damages for failing to comply with Code Section 409A.
(b)
To the extent any reimbursement of costs and expenses provided for under this Agreement constitutes taxable income to Employee for Federal income tax purposes, all such reimbursements shall be made no later than December 31 of the calendar year following the calendar year in which the expenses to be reimbursed are incurred. Further, notwithstanding anything to the contrary herein, except to the extent any expense, reimbursement or in-kind benefit provided pursuant to this Agreement does not constitute a “deferral of compensation” within the meaning of Code Section 409A: (i) the amount of expenses eligible for reimbursement or in-kind benefits provided to Employee during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to Employee in any other calendar year; and (ii) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit.
(c)
Notwithstanding anything in this Agreement to the contrary, if Employee is a “specified employee” as defined in Code Section 409A and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Employee) until the first business day of the seventh month following the date of the Employee’s termination of employment (or the earliest date as is permitted under Section 409A of the Code).
(d)
In the event that any changes are made to Code Section 409A or to the Treasury Regulations or other guidance issued thereunder, this Section 7.10 shall be deemed amended to the extent necessary to cause this Agreement to comply with such changes to such law or guidance.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Employee have duly executed this Agreement as of the date set out above.

TERRASCEND EMPLOYEE

/s/ Ziad Ghanem /s/ Lynn Gefen

By: Ziad Ghanem Lynn Gefen, Esq.

Title: President and Chief Executive Officer

Date: 11/3/2025 Date:10/31/2025